SCHEDULE 14A

                                (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                             EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  Confidential, for Use of the
     Commission Only (as permitted by
     Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           NATIONAL DATA CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, If Other Than The Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement no.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

[LOGO]


                           NATIONAL DATA CORPORATION
                              NATIONAL DATA PLAZA
                          ATLANTA, GEORGIA 30329-2010

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                   ----------------------------------------



To the Stockholders:

    The 2000 Annual Meeting of Stockholders (the "Annual Meeting") of National Data Corporation (the "Company") will be held at the Company's offices at National Data Plaza, Atlanta, Georgia, 30329-2010 on October 26, 2000, at 11:00 A.M., Atlanta time, for the following purposes:

    1. To elect one director in Class II to serve until the annual meeting of stockholders in 2003, or until his successor is duly elected and qualified; and

    2.   To adopt the Company's 2000 Employee Stock Purchase Plan; and

    3. To transact any other business that may properly come before the meeting or any adjournments thereof.

    Only stockholders of record at the close of business on August 28, 2000 are entitled to vote. You may vote your shares by completing and returning the enclosed proxy card or you may vote via the Internet or by telephone. Instructions for voting via the Internet or by telephone are in the enclosed Proxy Statement.

                            YOUR VOTE IS IMPORTANT!

    Submitting your proxy does not affect your right to vote in person if you attend the meeting. Instead, it benefits the Company by reducing the expenses of additional proxy solicitation. Therefore, you are urged to submit your proxy as soon as possible, regardless of whether or not you expect to attend the Annual Meeting. You may revoke your proxy at any time before its exercise by delivering written notice to the Company's Secretary, Suellyn P. Tornay, at the above address, by submitting a later dated proxy, or by appearing at the Annual Meeting to vote in person.

    When you submit your proxy, you authorize Robert A. Yellowlees or Suellyn P. Tornay or either one of them, each with full power of substitution, to vote your shares at the meeting in accordance with your instructions, and to vote on any adjournments or postponements of the Annual Meeting.



                                  By Order of the Board of Directors



                                  /s/ Suellyn P. Tornay
                                  -------------------------------------
                                  SUELLYN P. TORNAY,  Secretary



Dated: August 30, 2000

                                                                 August 30, 2000



                           NATIONAL DATA CORPORATION
                              NATIONAL DATA PLAZA
                          ATLANTA, GEORGIA 30329-2010



                                PROXY STATEMENT
                                ---------------



Introduction


     This Proxy Statement is being furnished to solicit proxies on behalf of the Company's Board of Directors for use at the Annual Meeting, and at any adjournments or postponements thereof. The Annual Meeting will take place at the Company's offices at National Data Plaza, Atlanta, Georgia 30329-2010 on October 26, 2000, at 11:00 A.M., Atlanta time for the following purposes:

     1. To elect one director in Class II to serve until the annual meeting of stockholders in 2003, or until his successor is duly elected and qualified; and

     2.   To adopt the Company's 2000 Employee Stock Purchase Plan; and

     3. To transact any other business that may properly come before the Annual Meeting, or any adjournments thereof.


    This Proxy Statement and the accompanying materials are being mailed to stockholders on or about September 5, 2000.


Quorum and Voting

    Voting Stock. Pursuant to the Company's Certificate of Incorporation, only the common stock, $.125 par value per share, (the "Common Stock") may be voted at the meeting.

    Record Date. Only those holders of Common Stock of record at the close of business on August 28, 2000 are entitled to vote at the Annual Meeting. On that date, there were 32,791,273 shares of Common Stock issued and outstanding, held by approximately 3721 stockholders of record. These holders are entitled to one vote per share.

    Quorum. In order for any business to be conducted, the holders of a majority of the shares entitled to vote at the Annual Meeting must be present (a "Quorum"), either in person or represented by proxy. For the purpose of determining the presence of a Quorum, abstentions and broker non-votes (which occur when shares held by brokers or nominees for beneficial owners are voted on some matters but not on others) will be counted as present.

    Voting Options. Proposal 1, the election of one director in Class II, will require the affirmative vote of the holders of a majority of the shares of Common Stock represented and entitled to vote at the Annual Meeting at which a quorum is present. With respect to Proposal 1, stockholders may (i) vote "for" the nominee, or (ii) "withhold authority" to vote for the nominee. Because Proposal 1 will require the affirmative vote of the holders of a majority of the shares of Common Stock represented and entitled to vote at the Annual Meeting at which a quorum is present, an abstention will have the same effect as a vote to "withhold authority," while a broker non-vote will have no effect on the outcome of the election of the director.

    With respect to Proposal 2, the approval of the 2000 Employee Stock Purchase Plan, stockholders may (i) vote "for," (ii) vote "against," or (iii) "abstain" from voting on the proposal. Because Proposal 2 will require the affirmative vote of the holders of a majority of the shares of Common Stock represented and entitled to vote at the Annual Meeting at which a quorum is present, an abstention will have the same effect as a vote "against," while a broker non-vote will have no effect on the outcome of the approval of the 2000 Employee Stock Purchase Plan.

    Internet and Telephone Voting. Again this year, stockholders of record can simplify their voting and reduce the Company's costs by voting their shares via telephone or the Internet. The telephone and Internet voting procedures are designed to authenticate stockholders' identities, allow stockholders to vote their shares and to confirm that their instructions have been properly recorded. If your shares are held in the name of a bank or broker, the availability of telephone and Internet voting will depend on the voting processes of the applicable bank or broker; therefore, it is recommended that you follow the voting instructions on the form you receive. If you do not choose to vote by telephone or the Internet, please date, sign and return the proxy card.

    Default Voting. When a proxy is timely executed and not revoked, the shares represented by the proxy will be voted in accordance with the instructions indicated in the proxy. IF NO INSTRUCTIONS ARE INDICATED, HOWEVER, PROXIES WILL BE VOTED (1) FOR THE ELECTION OF THE DIRECTOR NOMINEE AND (2) FOR THE APPROVAL OF THE COMPANY'S 2000 EMPLOYEE STOCK PURCHASE PLAN; AND (3) IN THE BEST JUDGMENT OF THE PROXIES AS TO ANY OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT THEREOF.

    Revocation of a Proxy. A stockholder who has given a proxy may revoke it at any time prior to its exercise at the Annual Meeting by (i) giving written notice of revocation to the Secretary of the Company, (ii) properly submitting to the Company a duly executed proxy bearing a later date, or (iii) appearing at the Annual Meeting and voting in person. All written notices of revocation should be addressed as follows: National Data Corporation, National Data Plaza, Atlanta, Georgia 30329-2010, Attention: Suellyn P. Tornay, Secretary.

    Adjourned Meeting. If a Quorum is not present, the meeting may be adjourned or postponed by those stockholders who are represented. The Annual Meeting may be rescheduled at the time of the adjournment with no further notice of the rescheduled time, unless the adjournment delays the Annual Meeting by more than thirty days from its intended date, in which case timely notice of the new date will be provided to the stockholders. An adjournment will have no effect on the business to be conducted.

1.  ELECTION OF DIRECTORS

     The Board of Directors of the Company currently consists of five members and is divided into three classes, with the term of office of each class ending in successive years. The terms of office of directors in Class III and Class I expire at the 2001 and 2002 annual meetings of stockholders, respectively. The terms of the directors in Class II expire with this Annual Meeting. Class II currently consists of two members, Mr. Neil Williams and Mr. Edward L. Barlow; however, due to Mr. Barlow's retirement, as discussed below, only Mr. Williams is nominated for re-election. Mr. Edward L. Barlow is retiring from the Board of Directors effective at this Annual Meeting of Stockholders following 32 years of service. Mr. Barlow has served the Company with great leadership, energy, insight, and commitment. The Company greatly appreciates his many contributions over the years and will miss his wise counsel.

     The stockholders are being asked to vote on the election to Class II of Mr. Neil Williams. Mr. Barlow's position will remain unfilled until such time as a successor is appointed. Proxies cannot be voted for a greater number of persons than the number of nominees named. The Class II director will be elected to hold office until the 2003 Annual Meeting of Stockholders or until a successor has been duly elected and qualified. In the event that the nominee is unable to serve (which is not anticipated), the persons designated as proxies will cast votes for such other person(s) as they may select.


     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEE FOR ELECTION AS A DIRECTOR. IF A CHOICE IS SPECIFIED ON THE PROXY BY THE STOCKHOLDER, THE SHARES WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED "FOR" THE NOMINEE. THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE SHARES OF COMMON STOCK REPRESENTED AND ENTITLED TO VOTE AT THE ANNUAL MEETING AT WHICH A QUORUM IS PRESENT IS REQUIRED FOR THE ELECTION OF THE NOMINEE.

Certain Information Concerning the Nominee and Directors

     The following table sets forth the name of the nominee and the directors continuing in office, their ages, the month and year in which they first became directors of the Company, their positions with the Company, their principal occupations and employers for at least the past five years, and any other directorships held by them in companies that are subject to the reporting requirements of the Securities Exchange Act of 1934 or any company registered as an investment company under the Investment Company Act of 1940. For information concerning membership on committees of the Board, see "Other Information About the Board and its Committees" below. As discussed above, Mr. Edward L. Barlow, a member of the Board since January 1969, is retiring from the Board effective at this Annual Meeting of Stockholders.

                             NOMINEE FOR DIRECTOR


                        Month and                    Positions with the Company, Principal
                        Year First                   Occupations During at Least the Past
Name and Age            Became a Director            Five Years, and Other Directorships
------------            -----------------            -------------------------------------
                                   Class II
                       Term Expiring Annual Meeting 2000

Neil Williams           April 1977                   Director of the Company
   (64)                                              General Counsel and a Global Partner, AMVESCAP PLC,
                                                     Atlanta, since September 30, 1999; Partner, Alston &
                                                     Bird LLP, Atlanta (prior to October, 1999; Managing
                                                     Partner from 1989-1996); Director of Printpack, Inc.
                                                     and National Service Industries, Inc. and Trustee of
                                                     The Duke Endowment.

                       MEMBERS OF THE BOARD OF DIRECTORS
                             CONTINUING IN OFFICE

                        Month and                    Positions with the Company, Principal
                        Year First                   Occupations During at Least the Past
Name and Age            Became a Director            Five Years, and Other Directorships
------------            -----------------            -------------------------------------
                                    Class I
                       Term Expiring Annual Meeting 2002

Robert A. Yellowlees    April 1985                   Chairman of the Board (since June 1992), Chief
        (61)                                         Executive Officer (since May 1992), and Director of
                                                     the Company; Director of Protective Life
                                                     Corporation.

James F. McDonald       June 2000                    Director of the Company
        (60)                                         President and Chief Executive Officer, Scientific-
                                                     Atlanta, Inc. (since July 1993); Director of
                                                     Scientific Atlanta, Inc., Burlington Resources, Inc.
                                                     and Global Crossing Ltd
                                   Class III
                       Term Expiring Annual Meeting 2001

J. Veronica Biggins     October 1995                 Director of the Company
        (53)                                         Senior Partner, Heidrick & Struggles (since 1995);
                                                     Assistant to the President of the United States
                                                     (1994-1995); Executive Vice President, NationsBank
                                                     of Georgia (1973-1994); Director of Kaiser Foundation
                                                     Health Plan of Georgia, Inc. and Avnet, Inc.

Other Information About the Board and its Committees

    Meetings and Compensation.  During the fiscal year ended May 31, 2000, the
    -------------------------
Company's Board of Directors held 14 (5 regular and 9 special) meetings. All directors attended 75% or more of the combined total of the Board of Directors meetings and meetings of the committees on which they served. During the last fiscal year, the Company's policy regarding the compensation of directors was to pay directors who are not also employees of the Company an annual retainer of $24,000, part of which was paid in shares of Common Stock of the Company under the terms of the 1995 Non-Employee Director Compensation Plan described below, plus $1,000 per meeting attended. Each member of the Audit and Compensation Committees received $1,000 per Audit or Compensation Committee meeting attended in addition to his other compensation as a director.

          1995 Non-Employee Director Compensation Plan. The Company maintains the 1995 Non-Employee Director Compensation Plan (the "1995 Director Plan"), which entitles each of the Company's non-employee directors to receive on June 1 of each year, in lieu of 50% of the annual cash retainer described above, that number of shares of Common Stock, rounded up to the next whole share, with a fair market value equal to 50% of such annual retainer. Fair market value is defined in the 1995 Director Plan to be the closing sales price of the Common Stock on the New York Stock Exchange on June 1 of each year, or the first trading day thereafter. For purposes of the 1995 Director Plan, the annual retainer of non-employee directors is defined to exclude any fees paid for attending meetings of the Board of Directors or committees thereof, and also excludes reimbursement for travel or other out-of-pocket expenses. As of June 1, 2000, each of Mr. Barlow, Mr. Williams, and Ms. Biggins was issued 543 shares of Common Stock based on the fair market value of the Common Stock on that date of $22.12 per share.

          Non-Employee Director Retirement Benefits. Non-employee directors who were initially elected to the Board of Directors prior to January 1, 1995, are also eligible for certain retirement benefits. Each such non-employee director with five or more years of service to the Company as a director is entitled to receive a retirement benefit on the later of (a) the first day of the month on or after his seventieth birthday, or (b) his retirement date. The retirement benefit will generally continue annually thereafter for the lesser of (i) the number of years equal to the number of years the individual served as a director or (ii) ten years. In the case of non-employee directors with greater than ten years service as a director on the effective date of the retirement plan (December 18, 1991), however, the retirement benefit will continue for fifteen years. Retirement benefits may be paid to a retired director prior to his attaining age 70 if the retired director is at least age 60, with not less than ten years of service as a director. The retirement benefit will be calculated from a base amount equal to the annual retainer for non-employee directors in effect on the date of a director's retirement. The retired director would receive as the retirement benefit 50% of the base amount plus 10% for each year of service up to 100% of the base amount for ten years' service. As of August 1, 2000, the non-employee directors eligible for retirement benefits, Messrs. Barlow and Williams, had 31-8/12 and 23-5/12 years of service as directors for purposes of the retirement plan.

          1984 Non-Employee Director Stock Option Plan. The Company also maintains the 1984 Non-Employee Director Stock Option Plan (the "Director Option Plan"). The Director Option Plan currently provides for the total grant of stock options for all non-employee directors of up to 545,000 shares of Common Stock, with each such director automatically entitled to receive an option to purchase 5,000 shares of Common Stock for each completed year of service as a director after 1995, up to five such options. Since 1995, options granted under the Director Option Plan have been granted at a price equal to the fair market value (as defined in the Director Option Plan) of Common Stock at the date of grant and vest 20% two years after the date of grant, an additional 25% after three years, an additional 25% after four years, and the remaining 30% after five years. During the fiscal year ended May 31, 2000, options were granted under the Director Option Plan to Messrs. Barlow and Williams and Ms. Biggins for 5,000 shares each of Common Stock at an exercise price per share of $23.87.

    Committees.  The Company's Board of Directors has an Audit Committee and a
    ----------
Compensation Committee. The Company does not have a nominating committee. The full Board of Directors performs the function which would be performed by a nominating committee. Certain information regarding the functions of the Board's Committees and their present membership is provided below.

          Audit Committee. The Company's Board of Directors has an Audit Committee composed of Mr. Williams (Chairman), Mr. Barlow, and Ms. Biggins. The Audit Committee annually reviews and recommends to the Board the firm to be engaged as independent auditors for the next fiscal year, reviews with the independent auditors the plan and results of the auditing engagement, reviews the scope and results of the Company's procedures for internal auditing, and inquires as to the adequacy of the Company's internal accounting controls. During the fiscal year ended May 31, 2000, the Audit Committee held 4 meetings, each of which was separate from regular Board meetings. Mr. Barlow will be retiring from the Board and the Audit Committee effective as of the 2000 Annual Meeting following 32 years of service as a director of the Company.

          Compensation Committee Interlocks and Insider Participation. The Board of Directors also has a Compensation Committee composed of Ms. Biggins (Chairman) and Mr. Barlow. This Committee reviews and determines levels of compensation and performance criteria for the Company's executive officers and administers the Company's 1982 Incentive Stock Option Plan, 1983 Restricted Stock Plan (the "1983 Plan"), the 1987 Stock Option Plan (the "1987 Plan"), the 1997 Stock Option Plan (the "1997 Plan"), and the 2000 Long-Term Incentive Plan (the "2000 Plan"). During the last fiscal year, the Compensation Committee held 3 meetings, all of which were separate from regular Board meetings. None of the members of the Compensation Committee served as an officer or an employee of the Company during the fiscal year ended May 31, 2000. Mr. Barlow will be retiring from the Board and the Compensation Committee effective as of the 2000 Annual Meeting.

Common Stock Ownership of Management

    The following table sets forth information as of July 30, 2000, with respect to the beneficial ownership of Common Stock by the nominee to the Board, directors of the Company, by each of the persons named in the Summary Compensation Table, and by the 11 persons, as a group, who were directors and/or executive officers of the Company on July 30, 2000.

                                                        Amount and Nature of          Percent of
Name                                                  Beneficial Ownership (1)        Class (1)
----                                                  ------------------------        ---------
Edward L. Barlow                                             121,553  (2)                   *
Neil Williams                                                 54,517  (3)                   *
Robert A. Yellowlees                                       1,286,845  (4)                3.92%
J. Veronica Biggins                                            9,478  (5)                   *
James F. McDonald                                                ---                        *
Walter M. Hoff                                                85,352  (6)                   *
Paul R. Garcia                                                66,928  (7)                   *
Thomas M. Dunn                                                74,862  (8)                   *
William H. McCahan                                            31,171  (9)                   *
All Directors and Executive Officers on                    1,748,486 (10)                5.33%
7/30/00, which included 11 persons as a group

__________________________
*  Less than one percent.

(1) The amounts and percentages of Common Stock beneficially owned are reported on the basis of regulations of the Securities and Exchange Commission governing the determination of beneficial ownership of securities. The beneficial owner has both voting and investment power over the shares, unless otherwise indicated. Shares underlying stock options that are exercisable within 60 days are deemed to be outstanding for the purpose of computing the outstanding shares owned by that particular person and by the group but are not deemed outstanding for other purposes.
(2) This amount includes 29,250 shares of Common Stock of which Mr. Barlow has the right to acquire beneficial ownership.
(3) This amount includes 29,250 shares of Common Stock of which Mr. Williams has the right to acquire beneficial ownership.
(4) This amount includes 815,825 shares of Common Stock of which Mr. Yellowlees has the right to acquire beneficial ownership, 40,000 shares held by The Yellowlees Charitable Trust, of which Mr. Yellowlees is the Trustee, 48,660 shares of restricted stock over which he currently has sole voting power only and 7,839 shares held by Mr. Yellowlees' wife as to which he disclaims all beneficial ownership.
(5) This amount includes 6,750 shares of Common Stock of which Ms. Biggins has the right to acquire beneficial ownership.
(6) This amount includes 14,780 shares of Common Stock of which Mr. Hoff has the right to acquire beneficial ownership and 33,302 shares of restricted stock over which Mr. Hoff currently has sole voting power only.
(7) This amount includes 56,928 shares of restricted stock over which Mr. Garcia currently has sole voting power only.
(8) This amount includes 34,160 shares of Common Stock of which Mr. Dunn has the right to acquire beneficial ownership and 28,099 shares of restricted stock over which he currently has sole voting power only.
(9) This amount consists of 23,870 shares of restricted stock over which Mr. McCahan currently has sole voting power only.
(10) This amount includes 935,985 shares of Common Stock of which the directors and executive officers, as a group, have the right to acquire beneficial ownership and 194,759 shares of restricted stock over which the beneficial owners have sole voting power only.

Common Stock Ownership by Certain Other Persons

    The following table sets forth information as of the date indicated with respect to the only persons who are known by the Company to be the beneficial owners of more than 5% of the outstanding shares of Common Stock.



                                                                         Amount and Nature
Name and Address                                                          of Beneficial       Percent of
of Beneficial Owner                                        Date             Ownership           Class
-------------------                                        ----             ---------           -----
Massachusetts Financial Services Company (1)           May 11, 2000         3,349,939            10.2%
500 Boylston Street
Boston, MA 02116

Wanger Asset Management, Ltd.,                       February 11, 2000      3,139,500             9.5%
Wanger Asset Management L.P., and
Acorn Investment Trust (2)
227 West Monroe Street, Suite 3000
Chicago, Illinois 60606

T. Rowe Price Associates, Inc. (3)                     June 9, 2000         1,720,950(4)          5.2%
100 E. Pratt Street
Baltimore, MD  21202

____________________

(1) This information is contained in a Schedule 13G dated May 11, 2000 filed by Massachusetts Financial Services Company with the Securities and Exchange Commission (the "Commission"), a copy of which was received by the Company. Such Schedule 13G states that Massachusetts Financial Services has sole voting power with respect to 2,738,479 shares and sole dispositive power with respect to 3,349,939 shares.

(2) This information is contained in a Schedule 13G dated February 11, 2000 filed by Wanger Asset Management Ltd. ("WAM"), Wanger Asset Management L.P. ("WAM L.P.") and Acorn Investment Trust with the Commission, a copy of which was received by the Company. Such Schedule 13G states that WAM, WAM L.P. and Acorn have shared voting and shared dispositive power with respect to all shares.

(3)  This information is contained in a Schedule 13G dated June 9, 2000 filed by
     T. Rowe Price Inc. ("Price Associates") with the Securities and Exchange Commission (the "Commission"), a copy of which was received by the Company. Such Schedule 13G states that Price Associates has sole voting power with respect to 311,750 shares and sole dispositive power with respect to 1,720,950 shares.

(4) These securities are owned by various individual and institutional investors which Price Associates serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

Report of the Compensation Committee

          Decisions on compensation and stock-based plans are made by the Compensation Committee. All decisions by the Compensation Committee relating to the compensation of the Company's executive officers are made by the Compensation Committee and then presented to the full Board. Decisions of the Compensation Committee related to stock-based plans are made solely by that committee in order for awards or grants under the Company's equity-based plans to satisfy Rule 16b-3 pursuant to the Securities Exchange Act of 1934, as amended.

          The Company's primary objective in designing and implementing its compensation programs is to maximize stockholder value over time through alignment of employee performance with business goals and strategies that serve stockholders' interests. The overall goal of the Compensation Committee is to develop executive compensation and equity-based programs which are consistent with and linked to the Company's strategic and annual business objectives.

     Compensation Philosophy
     -----------------------

     The Compensation Committee has adopted certain principles which are applied in structuring the compensation opportunity for executive officers. These are:

               Long Term and At-Risk Focus. A significant percentage of total compensation for executive officers should be composed of long term, at-risk rewards to focus senior management on the long term interests of stockholders. Equity-based plans should comprise a major part of the long term, at-risk portion of total compensation to encourage stockholder value-based management decisions, and to link compensation to Company performance and stockholder interests.

               Short Term and At-Risk Focus. A significant portion of cash compensation for executives is linked to achievement of annual business plans or performance objectives. This includes cash bonuses that may be approved by the Compensation Committee relating to those objectives. There is real risk in bonuses paid under this plan, recognizing variability in individual, unit and overall Company performance.

               Competitiveness. Base pay and total compensation should be competitive with other similar companies based upon size, products and markets. A proxy survey of peer group companies is conducted periodically. The peer group surveyed includes appropriate companies contained in the Standard and Poor's Computer Software and Services Index used in the stockholder return analysis shown later, in addition to other firms in the Company's business sectors.

     Stock Option Awards and Restricted Stock Grants
     -----------------------------------------------

     Equity-based compensation comprises a significant portion of the Company's key employee compensation programs. These plans are administered solely by the Compensation Committee. There are two Company plans utilized for this component of executive officer, long term, equity-oriented compensation. These involve Stock Options and Restricted Stock grants:

               Stock Options. Options provide key employees with the opportunity to achieve an equity interest in the Company. Stock options are granted at 100% of fair market value on the date of grant and have 10-year terms. Stock options vest two years after the date of grant with respect to 20% of the shares granted, an additional 25% after three years, an additional 25% after four years, and the remaining 30% after five years. The objective is to emphasize a long term focus by key employees in the acquisition and holding of Common Stock. The number of stock options granted to an individual is based upon the individual's potential to contribute to future growth of the Company. The frequency and size of individual grant amounts vary. The number of options required to achieve target grant values is based on the prevailing fair market value of the Common Stock.

               Restricted Stock. Restricted stock grants are designed to be granted on a selective basis to key employees to further focus them on the longer term performance of the Company. Grants of restricted shares are subject to forfeiture if a grantee, among other conditions, leaves the Company prior to expiration of the restricted period. Currently, restricted periods are generally four years.

               Bonus Deferral Program. A bonus deferral program was approved by the Board of Directors effective in fiscal year 1996 which allows certain executives to defer a portion of their cash bonus in the form of a restricted stock grant. This program is consistent with the Company's objectives to increase executives' stock ownership and at risk compensation. Since participating executives are deferring earned cash in the form of stock at risk of forfeiture over three years, the amount deferred is increased by 35%. Mr. Yellowlees, Mr. Hoff, Mr. Garcia and Mr. Dunn elected participation in the plan for the 2000 fiscal year.

  Target Stock Ownership
  ----------------------

     The Company's Board of Directors and management believe that significant stock ownership is a major incentive in building stockholder value and aligning the interests of executives and stockholders. The Board has therefore adopted guidelines for minimum target stock ownership by senior executives.

     To encourage this growth in stockholder wealth, the Company believes that senior executives who are in a position to make a significant contribution to the long term success of the Company should have a significant stake in its ongoing success. Guidelines are based upon a multiple of base salary and range from 0.8 to 5 times annual salary amounts. Executives were encouraged to achieve these guidelines by building stock ownership over a period of years. As of May 31, 2000, all participating senior executives are at stock ownership levels in excess of plan targets.

  Chief Executive Officer's Compensation
  --------------------------------------

     Mr. Yellowlees' fiscal year 2000 compensation derived primarily from commitments under Mr. Yellowlees' employment agreement (see "Employment Agreements -- Robert A. Yellowlees" below) entered into as of June 1, 1997. The decisions affecting compensation made after that date relate to Mr. Yellowlees' specific annual performance goals, results evaluation, and resulting fiscal year 2000 incentive bonus payment.

     Mr. Yellowlees' annual bonus opportunity was set in his employment agreement, based upon quantitative and qualitative performance factors. Starting in fiscal year 1996, the stockholders approved a new Performance-Based Executive Officer Bonus Plan which provides for performance-based awards for achieving business objectives. Mr. Yellowlees agreed to have a portion of his bonus at risk under this plan to preserve deductibility by the Company under Code Section 162(m). The performance factors included in this plan for fiscal year 2000 included goals for revenue, EBIT, operating margin, and earnings per share. The balance of his fiscal year 2000 bonus was determined by other factors including alternate organization structure definition and management development. Mr. Yellowlees' base compensation was increased by 6.5% during the 2000 fiscal year, the first such increase in three years.

     The Compensation Committee's general approach in setting Mr. Yellowlees' annual compensation opportunity is to seek to be competitive with other companies in the Company's industry, and for his compensation plan to be consistent with the Company's business, strategy, and operating results. The Compensation Committee also seeks to have a large percentage of Mr. Yellowlees' compensation opportunity based upon current year performance as well as actions to provide sustained long term growth in stockholder value. To accomplish this, a mix of cash, restricted stock and stock options are provided to Mr. Yellowlees which include a significant element of risk that is based upon the Company's performance.

     As an incentive to sustained growth in stockholder value, the Compensation Committee awarded Mr. Yellowlees a non-qualified multi-year stock option effective September 29, 1998. This option grant was for fiscal years 1999 and 2000 and fully vests in fiscal year 2004. The Compensation Committee believes that it is in the continuing best interests of the Company's stockholders to ensure that Mr. Yellowlees remains highly incented to sustain the long term growth of the Company.


                             COMPENSATION COMMITTEE
                         J. Veronica Biggins, Chairman
                                Edward L. Barlow

Compensation and Other Benefits

    The following table presents certain summary information concerning compensation paid or accrued by the Company for services rendered in all capacities during the fiscal years ended May 31, 2000 ("2000 fiscal year"), May 31, 1999 ("1999 fiscal year"), and May 31, 1998 ("1998 fiscal year"), for
(i) the Chief Executive Officer of the Company; and (ii) each of the four other most highly compensated executive officers of the Company (determined as of the end of the last fiscal year) whose total annual salary and bonus exceeded $100,000. Each person listed in (i), and (ii) above are hereinafter referred to as the "Named Executive Officers".

                          SUMMARY COMPENSATION TABLE

                                                                                  Long Term Compensation
                                                        Annual Compensation               Awards
                                                      -----------------------   ---------------------------
                                                                                Restricted       Securities
                                                                                  Stock          Underlying        All Other
Name and                                     Fiscal                              Award(s)         Options        Compensation
                                                                                 --------
Principal Position                            Year    Salary ($)    Bonus ($)     ($)(2)           (#)(3)           ($)(4)
------------------                            ----    ----------    ---------     ------            -----           ------
Robert A. Yellowlees                          2000     565,846       125,000     1,037,400             ---          67,617
  Chairman and                                1999     540,990       115,000     1,262,550         105,200(1)       79,671
  Chief Executive Officer                     1998     539,290       112,500       804,498             ---          91,287

Walter M. Hoff                                2000     400,000       100,000           ---             ---           8,308
  President and Chief Executive Officer       1999     346,158(5)    100,000       800,700(1)       73,900(1)          ---
  NDC Health                                  1998         ---           ---           ---             ---             ---

Paul R. Garcia                                2000     369,039(6)    127,500(6)  2,555,530(1)           (7)          1,095
  President and Chief Executive Officer       1999         ---           ---           ---             ---             ---
  NDC eCommerce                               1998         ---           ---           ---             ---             ---

Thomas M. Dunn                                2000     300,000        80,000       585,000             ---           6,934
  Chief Operating Officer                     1999     232,308       140,000       190,585           9,200           6,264
  NDC eCommerce                               1998     180,000       120,000        40,505          20,000(1)       11,786

William H. McCahan                            2000     266,346       135,000       301,600             ---           6,254
  Chief Marketing Officer                     1999     248,077       110,000       458,591             ---          10,431
  NDC Health                                  1998     186,845        75,000       218,750             ---             ---

_______________

(1)  Such awards are intended to be awards for more than one year.

(2) All awards of restricted shares to the Named Executive Officers have been made under the 1983 Plan and are valued in the table based upon the closing market prices of the Common Stock on the grant dates. Grantees have the right to vote and dividends are payable to the grantees with respect to all awards of restricted shares reported in this column. The restrictions on 1,132; 1,132; 1,133; 6,167; 12,333; 1,992; 1,992; 8,334; 16,666; 1,405;
     2,810; 8,733; 8,733; 8,744; 6,850; and 6,850 shares awarded to Mr.
     Yellowlees expired or shall expire on 8/1/98; 8/1/99; 8/1/00; 5/31/99; 5/31/00; 5/31/99; 5/31/00; 5/31/99; 5/31/00; 5/31/99; 5/31/00; 9/30/00;
     9/30/01; 9/30/02; 8/1/00; and 5/31/01, respectively. The restrictions on 27,200 shares awarded to Mr. Hoff shall expire on 10/01/01. The restrictions on 55,555 shares awarded to Mr. Garcia shall expire on 6/2/03. The restrictions on 339; 340; 340; 354; 354; 355; 3,330; and 22,500 shares awarded to Mr. Dunn
     expired or shall expire on 8/1/98; 8/1/99; 8/1/00; 8/25/99; 8/25/00;
     8/25/01, 7/1/03; and 9/30/03 respectively. The restrictions on 5,000; 12,270 and 11,600 shares awarded to Mr. McCahan expired or shall expire on 7/1/00; 8/25/00 and 9/30/03, respectively. The value of the restricted stock held by the Named Executive Officers at May 31, 2000 was $905,187, $600,032, $1,225,543, $592,950, and $526,572 for Messrs. Yellowlees, Hoff,
     Garcia, Dunn, and McCahan, respectively. The numbers of shares of restricted stock held by Messrs. Yellowlees, Hoff, Garcia, Dunn and McCahan, respectively at May 31, 2000 were 41,033; 27,200; 55,555; 26,879;
     and 23,870 respectively.
(3) All option awards granted to the Named Executive Officers were made under the 1987 and 1997 Plans.
(4) For the 2000 fiscal year, includes amounts representing (i) Company contributions to the Company's Employee Savings Plan on behalf of Mr. Yellowlees ($8,400), Mr. Hoff ($8,308), Mr. Dunn ($6,059); and Mr. McCahan ($6,254); (ii) insurance premiums paid by the Company for life insurance for the benefit of Mr. Yellowlees ($54,036); (iii) financial planning expenses paid by the Company for Mr. Yellowlees ($5,181) and Mr. Dunn ($875); and (iv) moving expenses paid by the Company for Mr. Garcia ($51,095).
(5)  The Company hired Mr. Hoff in August, 1998.
(6) The Company hired Mr. Garcia in June, 1999. He began full time employment in July of 1999 with a first year bonus guarantee.
(7) Stock options were granted to Mr. Garcia during fiscal year 2000 but were voluntarily surrendered on 5/31/00.

     Option Grants.  There were no options or stock appreciation rights granted
     -------------
to the Named Executive Officers in the 2000 fiscal year other than the options which were granted to Mr. Garcia but were voluntarily surrendered on 5/31/00.

     Option Exercises and Fiscal Year-End Values.  The following table sets
     -------------------------------------------
forth information concerning each exercise of options during the 2000 fiscal year and the number and value of unexercised options held by the Named Executive Officers as of May 31, 2000.


                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES


                          Shares                         Number of Securities                Value of Unexercised
                         Acquired                   Underlying Unexercised Options            In-the-Money Options
                           on         Value              at Fiscal Year-End (#)             at Fiscal Year-End ($)
                         Exercise    Realized      ---------------------------------     ---------------------------------
Name                       (#)         ($)         Exercisable         Unexercisable     Exercisable         Unexercisable
----                       ---         ---         -----------         -------------     -----------         -------------
Robert A. Yellowlees     200,000     3,570,239       794,785              232,700         6,429,254                  0

Walter M. Hoff               ---           ---             0               73,900                 0                  0

Paul Garcia                  ---           ---             0                    0                 0                  0

Thomas M. Dunn            12,750       438,296        23,620               31,180           141,962              1,912

William H. McCahan           ---           ---             0                    0                 0                  0

______________________

    Retirement Plan.  The Company maintains the National Data Corporation
    ---------------
Employees' Retirement Plan (the "Retirement Plan"), which provides monthly benefits upon retirement to eligible employees, including officers. Effective July 31, 1998, entry into the Retirement Plan would no longer be permitted. Thus, an employee who was not a participant by that date will not become a participant in the plan. Prior to July 31, 1998, the Retirement Plan covered eligible employees of the Company and its affiliates. Eligible employees became participants in the Retirement Plan on the first June 1 or December 1 after meeting the minimum age and service requirements. The benefits provided under the Retirement Plan upon normal retirement at age 65 are calculated under a formula based on the participant's earnings and years of continuous service preceding his retirement, but not counting any years of service that accrue after July 31, 1998, reduced by an amount equal to a percentage of the approximate social security benefit to which the employee is entitled. The term "earnings" for purposes of the Retirement Plan means compensation of any kind paid by the Company to the participating employee, but excluding the cost of certain employee benefits (as defined) and excluding amounts that become taxable to the employee under a stock option or other stock plan. A participant must be credited with five years of service to earn a vested benefit under the Retirement Plan. Years of service after July 31, 1998 count for vesting purposes. Participants continue to be credited with certain earnings for periods after July 31, 1998. Under current law the benefit for an employee retiring in the 1998 calendar year at age 65 cannot exceed $130,000 per year under the Retirement Plan. For plan years beginning in 1998, federal law limits the amount of earnings taken into account under the Retirement Plan to $160,000 per year.

    Supplemental Executive Retirement Plan.    Effective June 1, 1997, the
    --------------------------------------
Company adopted a pilot Supplemental Executive Retirement Plan ("SERP").
Certain executives participating in the pilot program remain eligible to participate in this plan as a part of the participant's total compensation package. Benefits payable under the SERP are based upon each participant's highest three consecutive years of earnings during the participant's last ten years of employment with the Company. The term earnings for purposes of the SERP means compensation of any kind paid by the Company to the participating employee, but excluding the cost of certain employee benefits (as defined) and excluding amounts which become taxable to the employee under a stock option or other stock plan. Retirement benefits under the SERP are reduced by a portion of the participant's annual social security benefits and any retirement benefits under the Company's tax-qualified or non-qualified defined benefit plans. Participants may begin to receive payments under the SERP upon retirement after either (i) 5 years service and attaining age 60 or (ii) 10 years of service and attaining age 55, with a .416667% reduction for each month before age 60. In the event of a change in control of the Company, participants will be credited with an additional 3 years of service (not to exceed a total of 35 years service) and vested 100% in the SERP benefits. Benefits earned under the SERP are fully vested after five years of service. The Named Executive Officers currently participating in the SERP are Messrs. Yellowlees and Dunn.

    The following table shows estimated annual retirement benefits payable to participants in the Retirement Plan and the SERP on a straight life annuity basis upon retirement in specified years of continuous service and remuneration classes.


                     ESTIMATED ANNUAL RETIREMENT  BENEFITS

                        Years of Continuous Service (1)
                        -------------------------------

Three-Year Average
     Earnings        10        15        20        25        30        35
     --------        --        --        --        --        --        --
     $200,000      48,000    72,000    83,000    94,000   105,000   116,000
      250,000      60,000    90,000   103,750   117,500   131,250   145,000
      300,000      72,000   108,000   124,500   141,000   157,500   174,000
      350,000      84,000   126,000   145,250   164,500   183,750   203,000
      400,000      96,000   144,000   166,000   188,000   210,000   232,000
      450,000     108,000   162,000   186,750   211,500   236,250   261,000
      500,000     120,000   180,000   207,500   235,000   262,500   290,000
      550,000     132,000   198,000   228,250   258,500   288,750   319,000
      600,000     144,000   216,000   249,000   282,000   315,000   348,000
      650,000     156,000   234,000   269,750   305,500   341,250   377,000
      700,000     168,000   252,000   290,500   329,000   367,500   406,000
      750,000     180,000   270,000   311,250   352,500   393,750   435,000
      800,000     192,000   288,000   332,000   376,000   420,000   464,000
      850,000     204,000   306,000   352,750   399,500   446,250   493,000
      900,000     216,000   324,000   373,500   423,000   472,500   522,000
      950,000     228,000   342,000   394,250   446,500   498,750   551,000

__________________
(1) The average annual earnings for the highest three years over the last 10-year period and the eligible years of credited service as of May 31, 2000 for each of the Named Executive Officers participating in the SERP was as follows:
Mr. Yellowlees (15-2/12 years) $939,342 and  Mr. Dunn (11-10/12 years) $316,487.
The amounts shown in the columns "Salary" and "Bonus" in the Summary Compensation Table above are substantially equal to the compensation of the individuals named in such table for purposes of the SERP and the Retirement Plan. Federal regulations, however, cap the total compensation that may be considered in providing benefits under the Retirement Plan.

  Employment Arrangements
  -----------------------

     Robert A. Yellowlees. During fiscal year 2000, Mr. Yellowlees was employed pursuant to an agreement which became effective as of June 1, 1997. The Agreement provides for Mr. Yellowlees' continued employment as Chairman and Chief Executive Officer of the Company for a term expiring May 31, 2001, unless extended by mutual agreement. The Agreement also provides that during its term the Company will use its best efforts to cause Mr. Yellowlees to be nominated and elected as a director of the Company.

     The Agreement provides for a minimum annual base salary of $540,000, subject to yearly review, and additional annual bonus opportunity equal to Mr. Yellowlees' base salary for each year for which the bonus is to be paid. The actual bonus paid for any year may range from none to 150% of the opportunity amount and is based upon qualitative and quantitative standards agreed upon by Mr. Yellowlees and the Company, upon recommendation by the Compensation Committee of the Board of Directors and approval by the Board. The bonus may be paid, at Mr. Yellowlees' election, in whole or in part in shares of Common Stock. Mr. Yellowlees is also entitled to participate in all other benefit plans maintained by the Company for executive officers. In addition, the Company is required to maintain on behalf of Mr. Yellowlees, or reimburse Mr. Yellowlees for the premiums paid for, specified life insurance and disability insurance coverage.

     Upon termination of the Agreement prior to expiration of its term (including any renewals) (i) as a result of Mr. Yellowlees' physical or mental incapacity, (ii) by the Company other than as a result of specified misconduct by Mr. Yellowlees, or (iii) by Mr. Yellowlees following a significant change in his employment duties or conditions within three years after a change in control of the Company (as defined in the Agreement), (a) the Company will be required to pay Mr. Yellowlees a severance benefit equal to three times the greater of (A) his average annual compensation during the preceding three years or (B) his current year compensation plus a bonus amount equal to 75% of his current year salary, (b) all restricted stock awarded to him will be fully and immediately vested, (c) all stock options held by Mr. Yellowlees will be fully and immediately vested, and (d) the Company will pay Mr. Yellowlees 75% of the target amount of the bonus for the fiscal year in which his employment was terminated. Also, upon termination of the Agreement by the Company other than as a result of specified misconduct by Mr. Yellowlees or by Mr. Yellowlees following a significant change in his employment duties or conditions within three years after a change in control of the Company, the Company is required to maintain Mr. Yellowlees' participation in existing employee benefit plans until the earlier of three years after his termination of employment or commencement of his full-time employment with a new employer. The Agreement also provides that upon its termination as a result of Mr. Yellowlees' death, the restricted stock awarded to him and all stock options granted to him will be fully vested.

     Paul R. Garcia and Walter M. Hoff. Mr. Garcia and Mr. Hoff entered into employment agreements with the Company in 2000, the material terms of which are summarized below.

     The executive is entitled to a minimum annual salary, subject to yearly review, plus an annual at-risk incentive bonus opportunity, which is determined annually based on a range of specific financial and non-financial objectives reflecting his area and scope of responsibility. The executive is also entitled to participate in all incentive, savings and welfare benefit plans generally made available to executive officers of the Company. The current annual salary of both Mr. Hoff and Mr. Garcia is $400,000.

     Mr. Garcia and Mr. Hoff have each agreed in his employment agreement not to disclose confidential information or compete with the Company, and not to solicit the Company's customers or recruit its employees, for a period of 24 months following the termination of his employment.

     Each of the employment agreements may be terminated by the Company at any time for "cause" or "poor performance" (as defined therein) or for no reason, or by the executive with or without "good reason" (as defined therein). The agreement will also be terminated upon the death, disability or retirement of the executive. Depending on the reason for the termination and when it occurs, the executive will be entitled to certain severance benefits, as described below.

     If, prior to a change in control of the Company, the executive's employment is terminated by the Company without cause (but not for poor performance) or he resigns for good reason, the Company will be required to pay him his accrued salary and benefits through the date of termination plus a portion of his target annual bonus for the current year. For up to 18 months, or until he is employed elsewhere or he violates certain restrictive covenants, the Company will continue to pay the executive his base salary and will provide him with health insurance coverage. In addition, all of the executive's restricted stock awards will vest, and those stock options that would have vested in the next 24 months will vest and remain exercisable for 90 days after the end of the salary continuation period, as described above.

     If, prior to a change in control of the Company, the executive's employment is terminated by the Company for poor performance, the Company will be required to pay him his accrued salary and benefits through the date of termination plus a portion of his target annual bonus for the current year. For up to 12 months, or until he is employed elsewhere or he violates certain restrictive covenants, the Company will continue to pay the executive his base salary and will provide him with health insurance coverage. In addition, all of the executive's restricted stock awards and stock options that would have vested in the next 24 months will vest, and the options will remain exercisable for 90 days after the earlier of six months or the end of the salary continuation period, as described above.

     If, after a change in control of the Company, the executive's employment is terminated by the Company without cause (including for poor performance) or he resigns for good reason, the Company will be required to pay him his accrued salary and benefits through the date of termination plus 100% of his target annual bonus for the current year. For 24 months or unless he violates certain restrictive covenants, the Company will continue to pay the executive his base salary and will provide him with health insurance coverage. In addition, all of the executive's restricted stock awards and stock options will vest, and the options will remain exercisable for 90 days after the end of the salary continuation period, as described above.

     Whether or not a change in control shall have occurred, if the employment of the executive is terminated by reason of his death, disability or retirement, he will be entitled to his accrued salary and benefits through the date of termination and any death, disability or retirement benefits that may apply, but no additional severance amount. If the Company terminates the executive for cause, or if he resigns from the Company without good reason, he will be entitled to his accrued salary and benefits through the date of termination, but no additional severance amount.

     For purposes of these employment agreements, a change in control of the Company is generally defined as the acquisition by a third party of 35% or more of the voting power of the Company, or the consummation of certain mergers, asset sales or other major business combinations. A restructuring or separation of any line of business of the Company will not, of itself, constitute a change in control. Each of these employment agreements provides that the executive will be entitled to a tax gross-up payment from the Company to cover any excise tax liability he may incur as a result of payments or benefits contingent on a change in control, but such gross-up payment will be made only if the after-tax benefit to the executive of such tax gross-up is at least $50,000. If not, the benefits would be reduced to an amount that would not trigger the excise tax.

Stockholder Return Analysis

    The following line-graph presentation compares cumulative stockholder returns of the Company with Standard & Poor's Computer Software and Services Index and Standard and Poor's 500 Stock Index for the five-year period beginning on May 31, 1995 (assuming the investment of $100 in the Company's Common Stock, Standard & Poor's Computer Software and Services Index and Standard and Poor's 500 Stock Index and reinvestment of all dividends).

                                    [GRAPH]


Research Data Group                            Peer Group Total Return Worksheet

NATIONAL DATA CORP

                                                          Cumulative Total Return
                                            --------------------------------------------------------------
                                             5/95       5/96       5/97       5/98        5/99       5/00
NATIONAL DATA CORP                          100.00     184.03     215.48     185.65      234.68     111.08
S & P 500                                   100.00     128.44     166.22     217.23      262.90     290.45
S & P COMPUTERS (SOFTWARE & SERVICES)       100.00     139.84     233.86     303.46      516.38     556.06

2.  ADOPTION OF THE COMPANY'S 2000 EMPLOYEE STOCK PURCHASE PLAN

     On June 28, 2000, the Board of Directors adopted, subject to stockholder approval at the Annual Meeting, the National Data Corporation 2000 Employee Stock Purchase Plan (the "Plan"). The Plan will become effective as of the last to occur of (i) the date the Plan is approved by the stockholders, (ii) the first trading day after the effective date of that certain spin-off by the Company to its stockholders of its eCommerce line of business, or (iii) the effective date of the Corporation's registration statement on Form S-8 filed under the Securities Act of 1933, as amended, covering the shares to be issued under the Plan.

     A summary of the Plan is set forth below. The summary is qualified in its entirety by reference to the full text of the Plan, which is attached to this Proxy Statement as Appendix A.

     Purpose. The purpose of the Plan is to enhance the proprietary interest, through ownership of Common Stock of the Company, among the employees of the Company and its subsidiaries designated by the Company as eligible to participate in the Plan.

     Administration. The Plan will be administered by the Compensation Committee of the Board of Directors (the "Committee"). Subject to the express provisions of the Plan, the Committee has authority to interpret and construe the provisions of the Plan, to adopt rules and regulations for administering the Plan, and to make all other determinations necessary or advisable for administering the Plan. The Committee will select from time to time an administrator to operate and perform the day-to-day administration of the Plan and maintain records of the Plan.

     Stock Subject to the Plan. A maximum of 1,500,000 shares of Common Stock will be made available for purchase by participants under the Plan, subject to appropriate adjustment for stock dividends, stock split or combination of shares, recapitalization or other changes in the Company's capitalization. The shares issuable under the Plan may be issued out of authorized but unissued shares or may be shares issued and later acquired by the Company. All cash received or held by the Company under the Plan may be used by the Company for any corporate purpose.

     Eligibility; Grant and Exercise of Options. All employees of the Company or its participating subsidiaries who are regularly scheduled to work at least 20 hours each week and at least five months each calendar year are eligible to participate in the Plan. As of August 30, 2000, there were approximately 3076 persons eligible to participate in the Plan.

     An eligible employee may elect to become a participant in the Plan by filing with the Administrator a request form which authorizes a regular payroll deduction from the employee's paycheck. A participant's request form authorizing a payroll deduction will remain effective from offering period to offering period until amended or canceled. Offering periods are the three-month periods beginning January 1, April 1, July 1 and October 1 of each year during which options to purchase Common Stock are outstanding under the Plan; provided that the first offering period will begin on the effective date and will end on March 31, 2001. A participant's payroll deduction must be in any whole dollar amount or percentage from one to 20 percent of such participant's base compensation payable each pay period, and at any other time an element of base compensation is payable. A participant may not make cash contributions or payments to the Plan.

     A book account will be established for each participant, to which the participant's payroll deductions will be credited, until these amounts are either withdrawn, distributed or used to purchase Common Stock, as described below. No interest will be credited on these cash amounts. Whole shares of Common Stock will be held in the participant's account until distributed as described below.

     On the first day of each offering period each eligible employee is granted an option to purchase on the last day of the offering period (the "Purchase Date") at the price described below (the "Purchase Price") the number of full shares of Common Stock which the cash credited to the participant's account at that time will purchase at the Purchase Price. An employee may not be granted an option for an offering period if immediately after the grant, he or she would own five percent or more of the total combined voting power or value of all classes of stock of the Company or any of its subsidiaries. A participant cannot receive options that, in combination with options under other plans qualified under Section 423 of the Code, would result during any calendar year in the purchase of shares having an aggregate fair market value of more than $25,000. The maximum number of shares of Common Stock that may be purchased by any participant in the Plan during any one offering period is 2,000 shares.

     Unless the cash credited to a participant's account is withdrawn or distributed, his or her option to purchase shares of Common Stock will be deemed to have been exercised automatically on the Purchase Date. The cash balance, if any, remaining in the participant's account at the end of an offering period will be refunded to the participant, without interest. The Purchase Price will be the lesser of (i) 85% of the fair market value of the Common Stock on the first trading day of the offering period; or (ii) 85% of the fair market value of the Common Stock on the last trading day of the offering period. Since the shares will be purchased at less than market value, employees will receive a benefit from participating in the Plan.

     Options granted under the Plan are not transferable by the participant other than by will or by the laws of descent and distribution and are exercisable only by the participant during his or her lifetime.

     No Employment Rights. Neither the establishment of the Plan, nor the grant of any options thereunder, nor the exercise thereof will be deemed to give to any employee the right to be retained in the employ of the Company or any of its subsidiaries or to interfere with the right of the Company or any such subsidiary to discharge any employee or otherwise modify the employment relationship at any time.

     Termination of Employment. If a participant terminates employment, the cash balance in the participant's account will be returned to the participant (or his or her beneficiary in the case of the participant's death) in cash, without interest, as soon as practicable, and certificates for the shares of Common Stock credited to the participant's account will be distributed as soon as practicable or other appropriate evidence of ownership effected.

     Amendment and Termination of the Plan. The Committee may amend the Plan, in whole or in part, at any time; provided, however, that no amendment may (a) affect any right or obligation with respect to any grant previously made, unless required by law, or (b) unless previously approved by the stockholders of the Company, where such approval is necessary to satisfy the Code, the rules of any stock exchange on which the Common Stock is listed, or the requirements necessary to meet any exemption from the application of federal securities laws,
(i) materially affect the eligibility requirements, or (ii) increase the number of shares of Common Stock eligible for purchase under the Plan. The Plan may be terminated by the Committee at any time, in which event the administrator will terminate all contributions to the Plan. Cash balances then credited to participants' accounts will be distributed as soon as practicable, without interest.

     Federal Income Tax Consequences to the Company and to Participants. The Plan is designed to qualify as an Employee Stock Purchase Plan under Section 423 of the Code. A general summary of the federal income tax consequences regarding the Plan is stated below.

     Neither the grant nor the exercise of options under the Plan will have a tax impact on the participant or the Company. If a participant disposes of the Common Stock acquired upon the exercise of his options after at least two years from the date of grant and one year from the date of exercise, then the participant must treat as ordinary income the amount by which the lesser of (i) the fair market value of the Common Stock at the time of disposition, or (ii) the fair market value of the Common Stock at the date of grant, exceeds the Purchase Price. Any gain in addition to this amount will be treated as a capital gain. If a participant holds Common Stock at the time of his or her death, the holding period requirements are automatically deemed to have been satisfied and he or she will realize ordinary income in the amount by which the lesser of (i) the fair market value of the Common Stock at the time of death, or
(ii) the fair market value of the Common Stock at the date of grant exceeds the Purchase Price. The Company will not be allowed a deduction if the holding period requirements are satisfied. If a participant disposes of Common Stock before expiration of two years from the date of grant and one year from the date of exercise, then the participant must treat as ordinary income the excess of the fair market value of the Common Stock on the date of exercise of the option over the Purchase Price. Any additional gain will be treated as long-term or short-term capital gain or loss, as the case may be. The Company will be allowed a deduction equal to the amount of ordinary income recognized by the participant.

     The above discussion is intended to summarize the applicable provisions of the Code which are in effect as of August 1, 2000. The tax consequences of participating in the Plan may vary with respect to individual situations. Accordingly, participants should consult with their tax advisors in regard to the tax consequences of participating in the Plan as to both federal and state income tax considerations.

     Benefits to Named Executive Officers and Others. Participation in the Plan is voluntary. Consequently, it is not presently possible to determine either the benefits or amounts that will be received by any person or group pursuant to the Plan, or that would have been received if the Plan had been in effect during the last fiscal year.


     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE PLAN. IF A CHOICE IS SPECIFIED ON THE PROXY BY THE STOCKHOLDER, THE SHARES WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED "FOR" APPROVAL OF THE PLAN. THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE SHARES OF COMMON STOCK REPRESENTED AND ENTITLED TO VOTE AT THE ANNUAL MEETING AT WHICH A QUORUM IS PRESENT IS REQUIRED FOR THE APPROVAL OF THE PLAN.

Additional Information

    Auditors.  The independent public accounting firm of Arthur Andersen LLP
    --------
served as the Company's auditors for the six fiscal years ended May 31, 2000 and is serving as auditors for the Company for the current fiscal year which began June 1, 2000. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

    Solicitation of Proxies.  The cost of soliciting proxies will be borne by
    -----------------------
the Company, however, stockholders voting electronically (via phone or the Internet) should understand that there may be costs associated with electronic access, such as usage charges from Internet service providers or telephone companies and the like. In addition to solicitation of stockholders of record by mail, telephone, or personal contact, arrangements will be made with brokerage houses to furnish proxy materials to their principals, and the Company may reimburse them for mailing expenses. Custodians and fiduciaries will be supplied with proxy materials to forward to beneficial owners of Common Stock. The Company has also engaged Corporate Investor Communications, Inc. to solicit proxies on behalf of the Company and it is estimated that the fees for such services will not exceed $10,000.

    Other Matters. Neither Management nor the Board of Directors is aware of any
    -------------
matters to be brought before the Annual Meeting other than those referred to above. If any other matters properly come before the meeting, the persons designated as proxies will vote on such matters in accordance with their best judgment.

    Stockholder Proposals.  Only proper proposals under Rule 14a-8 of the
    ---------------------
Securities Exchange Act of 1934 (the "Exchange Act") which are timely received will be included in the Proxy Statement and Proxy for the 2001 Annual Meeting of Stockholders. Notice of stockholder proposals will be considered untimely if received by the Company after May 14, 2001. If the Company does not receive notice of any matter that a stockholder wishes to raise at the 2001 Annual Meeting by July 27, 2001 and a matter is properly raised at such meeting, the proxies granted in connection with that meeting will have discretionary authority whether or not to vote on the matter.

    Stockholder List.  The Company will maintain a list of stockholders entitled
    ----------------
to vote at the Annual Meeting at its corporate offices at National Data Plaza, Atlanta, Georgia 30329-2010. The list will be available for examination by any stockholder for any purpose germane to the Annual Meeting during normal business hours for a period of ten days prior to the meeting. The list will also be available for examination at the Annual Meeting.

    Annual Report on Form 10-K.  A copy of the Company's Annual Report on Form
    --------------------------
10-K, including the financial statements and financial statement schedules (but without exhibits) for fiscal year ended May 31, 2000 will be provided, free of charge, upon written request of any stockholder addressed to National Data Corporation, National Data Plaza, Atlanta, Georgia 30329-2010, Attention:
Investor Relations. Additionally, the EDGAR version of the Company's 10-K is available on the Internet on the Securities and Exchange Commission's web site (www.sec.gov).

    Closing Price.  The closing price of the Common Stock, as reported by the
    -------------
New York Stock Exchange on August 28, 2000, was $29.25.

           SECTION 16(a)  BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based solely on a review of the copies of reporting forms furnished to the Company, or written representations that no annual forms (Form 5) were required except as set forth below, the Company believes that, during the 2000 fiscal year, all of its officers, directors and 10% stockholders complied with the reporting requirements of the Securities and Exchange Commission regarding their ownership and changes in ownership of Common Stock (as required pursuant to Section 16(a) of the Securities Exchange Act of 1934), except that a late Form 5 was filed on behalf of William H. McCahan, Chief Marketing Officer, NDC Health.

                                  Appendix A

                           NATIONAL DATA CORPORATION

                       2000 EMPLOYEE STOCK PURCHASE PLAN


                               TABLE OF CONTENTS

Article I - BACKGROUND.......................................................................  1

     1.1   Establishment of the Plan.........................................................  i
     1.2   Applicability of the Plan.........................................................  i
     1.3   Purpose...........................................................................  i

Article II - DEFINITIONS.....................................................................  i

     2.1   Administrator.....................................................................  i
     2.2   Board.............................................................................  i
     2.3   Code..............................................................................  i
     2.4   Committee.........................................................................  i
     2.5   Common Stock......................................................................  i
     2.6   Compensation......................................................................  i
     2.7   Contribution Account..............................................................  ii
     2.8   Corporation.......................................................................  ii
     2.9   Direct Registration System........................................................  ii
     2.10  Effective Date....................................................................  ii
     2.11  Eligible Employee.................................................................  ii
     2.12  Employee..........................................................................  ii
     2.13  Employer..........................................................................  ii
     2.14  Fair Market Value.................................................................  ii
     2.15  Offering Date.....................................................................  ii
     2.16  Offering Period...................................................................  ii
     2.17  Option............................................................................  ii
     2.18  Participant.......................................................................  ii
     2.19  Plan..............................................................................  ii
     2.20  Purchase Date.....................................................................  ii
     2.21  Purchase Price....................................................................  iii
     2.22  Request Form......................................................................  iii
     2.23  Spin-off..........................................................................  iii
     2.24  Stock Account.....................................................................  iii
     2.25  Subsidiary........................................................................  iii
     2.26  Trading Date......................................................................  iii

Article III - ELIGIBILITY AND PARTICIPATION..................................................  iii

     3.1   Eligibility.......................................................................  iii
     3.2   Initial Participation.............................................................  iv
     3.3   Leave of Absence..................................................................  iv

Article IV - STOCK AVAILABLE.................................................................  iv

     4.1   In General........................................................................  iv
     4.2   Adjustment in Event of Changes in Capitalization..................................  iv
     4.3   Dissolution, Liquidation, or Merger...............................................  iv

Article V. - OPTION PROVISIONS...............................................................  v

     5.1   Purchase Price....................................................................  v
     5.2   Calendar Year $25,000 Limit.......................................................  v
     5.3   Offering Period Limit.............................................................  v

Article VI - PURCHASING COMMON STOCK.........................................................  v

     6.1   Participant's Contribution Account................................................  v
     6.2   Payroll Deductions, Dividends.....................................................  v
     6.3   Discontinuance....................................................................  vi
     6.4   Leave of Absence; Transfer of Ineligible Status...................................  vi
     6.5   Automatic Exercise................................................................  vi
     6.6   Listing, Registration, and Qualification of Shares................................  vii

Article VII - WITHDRAWALS, DISTRIBUTIONS.....................................................  vii

     7.1   Discontinuance of Deductions; Leave of Absence; Transfer to Ineligible Status.....  vii
     7.2   In-Service Withdrawals............................................................  vii
     7.3   Termination of Employment for Reasons Other Than Death............................  vii
     7.4   Death.............................................................................  vii
     7.5   Registration......................................................................  viii

Article VIII - AMENDMENT AND TERMINATION.....................................................  viii

     8.1   Amendment.........................................................................  viii
     8.2   Termination.......................................................................  viii

Article IX - MISCELLANEOUS...................................................................  viii

     9.1   Employment Rights.................................................................  viii
     9.2   Tax Withholding...................................................................  ix
     9.3   Rights Not Transferable...........................................................  ix
     9.4   No Repurchase of Stock by Corporation.............................................  ix
     9.5   Governing Law.....................................................................  ix
     9.6   Stockholder Approval; Registration................................................  ix

                           NATIONAL DATA CORPORATION
                       2000 EMPLOYEE STOCK PURCHASE PLAN



                                   ARTICLE I
                                   BACKGROUND


     1.1 Establishment of the Plan. National Data Corporation (the "Corporation") hereby establishes a stock purchase plan to be known as the "National Data Corporation 2000 Employee Stock Purchase Plan" (the "Plan"), as set forth in this document. The Plan is intended to be a qualified employee stock purchase plan within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended, and the regulations and rulings thereunder.

     1.2 Applicability of the Plan. The provisions of this Plan are applicable only to certain individuals who, on or after the Effective Date (as defined herein), are employees of the Corporation and its Subsidiaries participating in the Plan. The Committee shall indicate from time to time which of its Subsidiaries, if any, are participating in the Plan.

     1.3 Purpose. The purpose of the Plan is to enhance the proprietary interest among the employees of the Corporation and its participating subsidiaries through ownership of Common Stock of the Corporation.


                                  ARTICLE II
                                  DEFINITIONS


     Whenever capitalized in this document, the following terms shall have the respective meanings set forth below.

     2.1 Administrator. Administrator shall mean the person or persons (who may be officers or employees of the Corporation) selected by the Committee to operate the Plan, perform day-to-day administration of the Plan, and maintain records of the Plan.

     2.2  Board.  Board shall mean the Board of Directors of the Corporation.

     2.3 Code. Code shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations thereunder.

     2.4 Committee. Committee shall mean a committee which consists of members of the Board and which has been designated by the Board to have the general responsibility for the administration of the Plan. Unless otherwise designated by the Board, the Compensation Committee of the Board of Directors of the Corporation shall serve as the Committee administering the Plan. Subject to the express provisions of the Plan, the Committee shall have plenary authority in its sole and absolute discretion to interpret and construe any and all provisions of the Plan, to adopt rules and regulations for administering the Plan, and to make all other determinations necessary or advisable for administering the Plan. The Committee's determinations on the foregoing matters shall be conclusive and binding upon all persons.

     2.5 Common Stock. Common Stock shall mean the common stock, par value $.125, of the Corporation.

     2.6 Compensation. Compensation shall mean, for any Participant, for any Offering Period, the Participant's gross wages for the respective period, including without limitation salary, bonus, and commission, but subject to appropriate adjustments that would exclude items such as non-cash compensation and reimbursement of moving, travel, trade or business expenses.

     2.7 Contribution Account. Contribution Account shall mean the bookkeeping account established by the Administrator on behalf of each Participant, which shall be credited with the amounts deducted from the Participant's Compensation pursuant to Article VI. The Administrator shall establish a separate Contribution Account for each Participant for each Offering Period.

     2.8 Corporation. Corporation shall mean National Data Corporation, a Delaware corporation.

     2.9 Direct Registration System. Direct Registration System shall mean a direct registration system approved by the Securities and Exchange Commission and by the New York Stock Exchange, Inc. or any securities exchange on which the Common Stock is then listed, whereby shares of Common Stock may be registered in the holder's name in book-entry form on the books of the Corporation.

     2.10 Effective Date. Effective Date shall mean the effective date of the Plan, which shall be the last to occur of (i) the date the Plan is approved by the stockholders of the Corporation, (ii) the first trading day after the effective date of the Spin-off, or (iii) the effective date of the Corporation's registration statement on Form S-8 filed under the Securities Act of 1933, as amended, covering the shares to be issued under the Plan.

     2.11 Eligible Employee. An Employee eligible to participate in the Plan pursuant to Section 3.1.

     2.12 Employee. Employee shall mean an individual employed by an Employer who meets the employment relationship described in Treasury Regulation Sections 1.423-2(b) and Section 1.421-7(h).

     2.13 Employer. Employer shall mean the Corporation and any Subsidiary designated by the Committee as an employer participating in the Plan.

     2.14 Fair Market Value. Fair Market Value of a share of Common Stock, as of any designated date, shall mean the closing sales price of the Common Stock on the New York Stock Exchange on such date or on the last previous date on which such stock was traded.

     2.15 Offering Date. Offering Date shall mean the first Trading Date of each Offering Period.

     2.16 Offering Period. Offering Period shall mean the quarterly periods beginning January 1, April 1, July 1, and October 1 respectively, of each year during which offers to purchase Common Stock are outstanding under the Plan; provided, however, that the initial Offering Period shall be the period beginning on the Effective Date and ending on March 31, 2001. No payroll deductions shall be taken until the Effective Date.

     2.17 Option. Option shall mean the option to purchase Common Stock granted under the Plan on each Offering Date.

     2.18 Participant. Participant shall mean any Eligible Employee who has elected to participate in the Plan under Section 3.2.

     2.19 Plan. Plan shall mean the National Data Corporation 2000 Employee Stock Purchase Plan, as amended and in effect from time to time.

     2.20 Purchase Date. Purchase Date shall mean the last Trading Date of each Offering Period.

     2.21 Purchase Price. Purchase Price shall mean the purchase price of Common Stock determined under Section 5.1.

     2.22 Request Form. Request Form shall mean an Employee's authorization either in writing on a form approved by the Administrator or through electronic communication approved by the Administrator which specifies the Employee's payroll deduction in accordance with Section 6.2, and contains such other terms and provisions as may be required by the Administrator.

     2.23 Spin-off. Spin-off shall mean the contribution by the Corporation to a wholly-owned subsidiary of the business, assets and liabilities of the Corporation's eCommerce operations and the subsequent distribution to the shareholders of the Corporation of all of the issued and outstanding shares of capital stock of such subsidiary, all as contemplated in that certain proposed Distribution Agreement (Plan of Reorganization and Distribution) to be entered into between the Corporation and such subsidiary and the related agreements between the parties referred to therein.

     2.24 Stock Account. Stock Account shall mean the account established by the Administrator on behalf of each Participant, which shall be credited with shares of Common Stock purchased pursuant to the Plan and dividends thereon until distributed in accordance with the terms of the Plan.

     2.25 Subsidiary. Subsidiary shall mean any present or future corporation which is a "subsidiary corporation" of the Corporation as defined in Code
Section 424(f).

     2.26 Trading Date. Trading Date shall mean a date on which shares of Common Stock are traded on a national securities exchange (such as the New York Stock Exchange), the Nasdaq National Market or in the over-the-counter market.

     Except when otherwise indicated by the context, the definition of any term herein in the singular may also include the plural.


                                  ARTICLE III
                         ELIGIBILITY AND PARTICIPATION

     3.1 Eligibility. Each Employee who is an Employee regularly scheduled to work at least 20 hours each week and at least five months each calendar year shall be eligible to participate in the Plan as of the later of:

     (a) the Offering Date immediately following the Employee's last date of hire by an Employer; or

     (b)   the Effective Date.

     On each Offering Date, Options will automatically be granted to all Employees then eligible to participate in the Plan; provided, however, that no Employee shall be granted an Option for an Offering Period if, immediately after the grant, the Employee would own stock, and/or hold outstanding options to purchase stock, possessing five percent or more of the total combined voting power or value of all classes of stock of the Corporation or any Subsidiary.
For purposes of this Section, the attribution rules of Code Section 424(d) shall apply in determining stock ownership of any Employee. If an Employee is granted an Option for an Offering Period and such Employee does not participate in the Plan for such Offering Period, such Option will be deemed never to have been granted for purposes of applying the $25,000 annual limitation described in
Section 5.2.

     3.2 Initial Participation. An Eligible Employee having been granted an Option under Section 3.1 may submit a Request Form to the Administrator to participate in the Plan for an Offering Period. The Request Form shall authorize a regular payroll deduction from the Employee's Compensation for the Offering Period, subject to the limits and procedures described in Article VI. A Participant's Request Form authorizing a regular payroll deduction shall remain effective from Offering Period to Offering Period until amended or canceled under Section 6.3.

     3.3 Leave of Absence. For purposes of Section 3.1, an individual on a leave of absence from an Employer shall be deemed to be an Employee for the first 90 days of such leave. For purposes of this Plan, such individual's employment with the Employer shall be deemed to terminate at the close of business on the 90th day of the leave, unless the individual has returned to regular employment with an Employer before the close of business on such 90th day. Termination of any individual's leave of absence by an Employer, other than on account of a return to employment with an Employer, shall be deemed to terminate an individual's employment with the Employer for all purposes of the Plan.

                                  ARTICLE IV
                                STOCK AVAILABLE

     4.1 In General. Subject to the adjustments in Sections 4.2 and 4.3, an aggregate of 1,500,000 shares of Common Stock shall be available for purchase by Participants pursuant to the provisions of the Plan. These shares may be authorized and unissued shares or may be shares issued and subsequently acquired by the Corporation. If an Option under the Plan expires or terminates for any reason without having been exercised in whole or part, the shares subject to such Option that are not purchased shall again be available for subsequent Option grants under the Plan. If the total number of shares of Common Stock for which Options are exercised on any Purchase Date exceeds the maximum number of shares then available under the Plan, the Committee shall make a pro rata allocation of the shares available in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable; and the balance of the cash credited to Participants' Contribution Accounts shall be distributed to the Participants as soon as practicable.

     4.2  Adjustment in Event of Changes in Capitalization.   In the event of a
stock dividend, stock split or combination of shares, recapitalization or other change in the Corporation's capitalization, or other distribution with respect to holders of the Corporation's Common Stock other than normal cash dividends, an automatic adjustment shall be made in the number and kind of shares as to which outstanding Options or portions thereof then unexercised shall be exercisable and in the available shares set forth in Section 4.1, so that the proportionate interest of the Participants shall be maintained as before the occurrence of such event. This adjustment in outstanding Options shall be made without change in the total price applicable to the unexercised portion of such Options and with a corresponding adjustment in the Purchase Price per share; provided, however, that in no event shall any adjustment be made that would cause any Option to fail to qualify as an option pursuant to an employee stock purchase plan within the meaning of Section 423 of the Code.

     4.3 Dissolution, Liquidation, or Merger. Upon the dissolution or liquidation of the Corporation, or upon a reorganization, merger, or consolidation of the Corporation with one or more corporations in which the Corporation is not the surviving corporation (or survives as a direct or indirect subsidiary of other such other constituent corporation or its parent), or upon a sale of substantially all of the property or stock of the Corporation to another corporation, the holder of each Option then outstanding under the Plan shall be entitled to receive at the next Purchase Date upon the exercise of such Option for each share as to which such Option shall be exercised, as nearly as reasonably may be determined, the cash, securities, or property which a holder of one share of the Common Stock was entitled to receive upon and at the time of such transaction. The Committee shall take such steps in connection with these transactions as the Committee deems necessary or appropriate to assure that the provisions of this Section shall thereafter be applicable, as nearly as reasonably may be determined, in relation to the cash, securities, or property which the holder of the Option may thereafter be entitled to receive. In lieu of the foregoing, the Committee may terminate the Plan in accordance with Section 8.2.

                                   ARTICLE V
                               OPTION PROVISIONS

     5.1 Purchase Price. The Purchase Price of a share of Common Stock purchased for a Participant pursuant to each exercise of an Option shall be the lesser of:

     (a) 85 percent of the Fair Market Value of a share of Common Stock on the Offering Date; or

     (b) 85 percent of the Fair Market Value of a share of Common Stock on the Purchase Date.

     5.2 Calendar Year $25,000 Limit. Notwithstanding anything else contained herein, no Employee may be granted an Option for any Offering Period which permits such Employee's rights to purchase Common Stock under this Plan and any other qualified employee stock purchase plan (within the meaning of Code Section
423) of the Corporation and its Subsidiaries to accrue at a rate which exceeds $25,000 of Fair Market Value of such Common Stock for each calendar year in which an Option is outstanding at any time. For purposes of this Section, Fair Market Value shall be determined as of the Offering Date.

     5.3 Offering Period Limit. Notwithstanding anything else contained herein, the maximum number of shares of Common Stock that an Eligible Employee may purchase in any Offering Period is 2,000 shares.


                                  ARTICLE VI
                            PURCHASING COMMON STOCK

     6.1 Participant's Contribution Account. The Administrator shall establish a book account in the name of each Participant for each Offering Period. As discussed in Section 6.2 below, a Participant's payroll deductions shall be credited to the Participant's Contribution Account, without interest, until such cash is withdrawn, distributed, or used to purchase Common Stock as described below.

     During such time, if any, as the Corporation participates in a Direct Registration System, shares of Common Stock acquired upon exercise of an Option shall be directly registered in the name of the Participant. If the Corporation does not participate in a Direct Registration System, then until distribution is requested by a Participant pursuant to Article VII, stock certificates evidencing the Participant's shares of Common Stock acquired upon exercise of an Option shall be held by the Corporation as the nominee for the Participant. These shares shall be credited to the Participant's Stock Account. Certificates shall be held by the Corporation as nominee for Participants solely as a matter of convenience. A Participant shall have all ownership rights as to the shares credited to his or her Stock Account, and the Corporation shall have no ownership or other rights of any kind with respect to any such certificates or the shares represented thereby.

     All cash received or held by the Corporation under the Plan may be used by the Corporation for any corporate purpose. The Corporation shall not be obligated to segregate any assets held under the Plan.

     6.2  Payroll Deductions; Dividends.

     (a) Payroll Deductions. By submitting a Request Form at any time before an Offering Period in accordance with rules adopted by the Committee, an Eligible Employee may authorize a payroll deduction to purchase Common Stock under the Plan for the Offering Period. The payroll deduction shall be effective on the first pay period during the Offering Period commencing after receipt of the Request Form by the Administrator. The payroll deduction shall be in any whole dollar amount or percentage up to a maximum of twenty percent (20%) of such Employee's Compensation payable each pay period, and at any other time an element of Compensation is payable. A Participant's payroll deduction shall not be less than one percent (1%) of such Employee's Compensation payable each payroll period.

     (b) Dividends. Cash or stock dividends paid on Common Stock which is credited to a Participant's Stock Account as of the dividend payment date shall be credited to the Participant's Stock Account and paid or distributed to the Participant as soon as practicable.

     6.3 Discontinuance. A Participant may discontinue his or her payroll deductions for an Offering Period by filing a new Request Form with the Administrator. This discontinuance shall be effective on the first pay period commencing at least 15 days after receipt of the Request Form by the Administrator. A Participant who discontinues his or her payroll deductions for an Offering Period may not resume participation in the Plan until the following Offering Period.

     Any amount held in the Participant's Contribution Account for an Offering Period after the effective date of the discontinuance of his or her payroll deductions will either be refunded or used to purchase Common Stock in accordance with Section 7.1.

     6.4 Leave of Absence; Transfer to Ineligible Status. If a Participant either begins a leave of absence, is transferred to employment with a Subsidiary not participating in the Plan, or remains employed with an Employer but is no longer eligible to participate in the Plan, the Participant shall cease to be eligible for payroll deductions to his or her Contribution Account pursuant to
Section 6.2. The cash standing to the credit of the Participant's Contribution Account shall become subject to the provisions of Section 7.1.

     If the Participant returns from the leave of absence before being deemed to have ceased employment with the Employer under Section 3.3, or again becomes eligible to participate in the Plan, the Request Form, if any, in effect immediately before the leave of absence or disqualifying change in employment status shall be deemed void and the Participant must again complete a new Request Form to resume participation in the Plan.

     6.5 Automatic Exercise. Unless the cash credited to a Participant's Contribution Account is withdrawn or distributed as provided in Article VII, his or her Option shall be deemed to have been exercised automatically on each Purchase Date, for the purchase of the number of full shares of Common Stock which the cash credited to his or her Contribution Account at that time will purchase at the Purchase Price. If there is a cash balance remaining in the Participant's Contribution Account at the end of an Offering Period representing the exercise price for a fractional share of Common Stock, such balance may be retained in the Participant's Contribution Account for the next Offering Period, unless the Participant requests that it be refunded, without interest. Any other cash balance remaining in the Participant's Contribution Account at the end of an Offering Period shall be refunded to the Participant, without interest. The amount of cash that may be used to purchase shares of Common Stock may not exceed the Compensation restrictions set forth in Section 6.2 or the applicable limitations of Sections 5.2.or 5.3.

     Except as provided in the preceding paragraph, if the cash credited to a Participant's Contribution Account on the Purchase Date exceeds the applicable Compensation restrictions of Section 6.2 or exceeds the amount necessary to purchase the maximum number of shares of Common Stock available during the Offering Period under the applicable limitations of Section 5.2.or Section 5.3, such excess cash shall be refunded to the Participant. Except as provided in the preceding paragraph, the excess cash may not be used to purchase shares of Common Stock nor retained in the Participant's Contribution Account for a future Offering Period.

     Each Participant shall receive a statement on an annual basis indicating the number of shares credited to his or her Stock Account, if any, under the Plan.

     6.6 Listing, Registration, and Qualification of Shares. The granting of Options for, and the sale and delivery of, Common Stock under the Plan shall be subject to the effecting by the Corporation of any listing, registration, or qualification of the shares subject to that Option upon any securities exchange or under any federal or state law, or the obtaining of the consent or approval of any governmental regulatory body deemed necessary or desirable for the issuance or purchase of the shares covered.


                                  ARTICLE VII
                          WITHDRAWALS; DISTRIBUTIONS

     7.1 Discontinuance of Deductions; Leave of Absence; Transfer to Ineligible Status. In the event of a Participant's complete discontinuance of payroll deductions under Section 6.3 or a Participant's leave of absence or transfer to an ineligible status under Section 6.4, the cash balance then standing to the credit of the Participant's Contribution Account shall be:

     (a) returned to the Participant, in cash, without interest, as soon as practicable, upon the Participant's written request received by the Administrator at least 30 days before the next Purchase Date; or

     (b) held under the Plan and used to purchase Common Stock for the Participant under the automatic exercise provisions of Section 6.5.

     7.2 In-Service Withdrawals. During such time, if any, as the Corporation participates in a Direct Registration System, shares of Common Stock acquired upon exercise of an Option shall be directly registered in the name of the Participant and the Participant may withdraw certificates in accordance with the applicable terms and conditions of such Direct Registration System. If the Corporation does not participate in a Direct Registration System, a Participant may, while an Employee of the Corporation or any Subsidiary, withdraw certificates for some or all of the shares of Common Stock credited to his or her Stock Account at any time, upon 30 days' written notice to the Administrator. If a Participant requests a distribution of only a portion of the shares of Common Stock credited to his or her Stock Account, the Administrator will distribute the oldest securities held in the Participant's Stock Account first, using a first in-first out methodology. The Administrator may at any time distribute certificates for some or all of the shares of Common Stock credited to a Participant's Stock Account, whether or not the Participant so requests.

     7.3 Termination of Employment for Reasons Other Than Death. If a Participant terminates employment with the Corporation and the Subsidiaries for reasons other than death, the cash balance in the Participant's Contribution Account shall be returned to the Participant in cash, without interest, as soon as practicable. Certificates for the shares of Common Stock credited to his or her Stock Account shall be distributed to the Participant as soon as practicable, unless the Corporation then participates in a Direct Registration System, in which case, the Participant shall be entitled to evidence of ownership of such shares in such form as the terms and conditions of such Direct Registration System permit.

     7.4 Death. In the event a Participant dies, the cash balance in his or her Contribution Account shall be distributed to the Participant's estate, in cash, without interest, as soon as practicable. Certificates for the shares of Common Stock credited to the Participant's Stock Account shall be distributed to the estate as soon as practicable, unless the Corporation then participates in a Direct Registration System, in which case, the estate shall be entitled to evidence of ownership of such shares in such form as the terms and conditions of such Direct Registration System permit.

     7.5 Registration. Whether represented in certificate form or by direct registration pursuant to a Direct Registration System, shares of Common Stock acquired upon exercise of an Option shall be directly registered in the name of the Participant or, if the Participant so indicates on the Request Form, (a) in the Participant's name jointly with a member of the Participant's family, with the right of survivorship, (b) in the name of a custodian for the Participant (in the event the Participant is under a legal disability to have stock issued in the Participant's name), (c) in a manner giving effect to the status of such shares as community property, or (d) in street name for the benefit of any of the above with a broker designated by the Participant. No other names may be included in the Common Stock registration. The Corporation shall pay all issue or transfer taxes with respect to the issuance or transfer of shares of such Common Stock, as well as all fees and expenses necessarily incurred by the Corporation in connection with such issuance or transfer.

                                 ARTICLE VIII
                           AMENDMENT AND TERMINATION

     8.1 Amendment. The Committee shall have the right to amend or modify the Plan, in full or in part, at any time and from time to time; provided, however, that no amendment or modification shall:

     (a) affect any right or obligation with respect to any grant previously made, unless required by law, or

     (b) unless previously approved by the stockholders of the Corporation, where such approval is necessary to satisfy federal securities laws, the Code, or rules of any stock exchange on which the Corporation's Common Stock is listed:

          (1) in any manner materially affect the eligibility requirements set forth in Sections 3.1 and 3.3, or change the definition of Employer as set forth in Section 2.13, or

          (2) increase the number of shares of Common Stock subject to any options issued to Participants (except as provided in Sections 4.2 and 4.3).

     8.2 Termination. The Committee may terminate the Plan at any time in its sole and absolute discretion. The Plan shall be terminated by the Committee if at any time the number of shares of Common Stock authorized for purposes of the Plan is not sufficient to meet all purchase requirements, except as specified in
Section 4.1.

     Upon termination of the Plan, the Administrator shall give notice thereof to Participants and shall terminate all payroll deductions. Cash balances then credited to Participants' Contribution Accounts shall be distributed as soon as practicable, without interest.

                                  ARTICLE IX
                                 MISCELLANEOUS

     9.1 Employment Rights. Neither the establishment of the Plan, nor the grant of any Options thereunder, nor the exercise thereof shall be deemed to give to any Employee the right to be retained in the employ of the Corporation or any Subsidiary or to interfere with the right of the Corporation or any Subsidiary to discharge any Employee or otherwise modify the employment relationship at any time.

     9.2 Tax Withholding. The Administrator may make appropriate provisions for withholding of federal, state, and local income taxes, and any other taxes, from a Participant's Compensation to the extent the Administrator deems such withholding to be legally required.

     9.3 Rights Not Transferable. Rights and Options granted under this Plan are not transferable by the Participant other than by will or by the laws of descent and distribution and are exercisable only by the Participant during his or her lifetime.

     9.4 No Repurchase of Stock by Corporation. The Corporation is under no obligation to repurchase from any Participant any shares of Common Stock acquired under the Plan.

     9.5 Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of Delaware except to the extent such laws are preempted by the laws of the United States.

     9.6 Stockholder Approval; Registration. The Plan was adopted by the Board of Directors of the Corporation on June 28, 2000 to be effective as of the Effective Date, provided that no payroll deductions may begin until a registration statement on Form S-8 filed under the Securities Act of 1933, as amended, covering the shares to be issued under the Plan, has become effective. The Plan is subject to approval by the stockholders of the Corporation within 12 months of approval by the Board of Directors.



                          * * * * * * * * * * * * * *

     The foregoing is hereby acknowledged as being the National Data Corporation 2000 Employee Stock Purchase Plan as adopted by the Board of Directors of the Corporation on June 28, 2000.


                    NATIONAL DATA CORPORATION



                    By:  ______________________________________
                    Its: ______________________________________

PROXY
                           NATIONAL DATA CORPORATION
                               ATLANTA, GEORGIA
                        ANNUAL MEETING OF STOCKHOLDERS


 The undersigned stockholder of National Data Corporation (the "Company"), Atlanta, Georgia, hereby constitutes and appoints Robert A. Yellowlees or Suellyn P. Tornay or either one of them, each with full power of substitution, to vote the number of shares of Common Stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held at the Company's offices at National Data Plaza, Atlanta, Georgia 30329-2010, on October 26, 2000, at 11:00 A.M., Atlanta time, (the "Annual Meeting"), or at any adjournments thereof, upon the proposals described in the Notice of Annual Meeting of Stockholders and Proxy Statement, both dated August 30, 2000, the receipt of which is acknowledged, in the manner specified below. The proxies, in their discretion, are further authorized to vote for the election of a person to the Board of Directors if the nominee named herein becomes unable to serve, are further authorized to vote on matters which the Board of Directors does not know a reasonable time before making the proxy solicitation will be presented at the Annual Meeting, and are further authorized to vote on other matters which may properly come before the Annual Meeting and any adjournments thereof.

1. ELECTION OF DIRECTORS.

   On the proposal to elect the following director to serve until the 2003 Annual Meeting of Stockholders of the Company or until his successor is elected and qualified:
                                  Neil Williams

                      FOR [_]     WITHHOLD AUTHORITY [_]



2. ADOPTION OF THE 2000 EMPLOYEE STOCK PURCHASE PLAN.

   On the proposal to adopt the Company's 2000 Employee Stock Purchase Plan:

        FOR [_]             AGAINST [_]            ABSTAIN [_]

--------------------------------------------------------------------------------

This Proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR election of the director nominee, FOR the adoption of the 2000 Employee Stock Purchase Plan and with discretionary authority on all other matters that may properly come before the Annual Meeting and any adjournments thereof.

                                            Shares Held: ______________________


                                            ___________________________________
                                                 Signature of Stockholder


                                            ___________________________________
                                                Signature of Stockholder (If
                                                       Held Jointly)

                                            Dated: ____________________________
                                                   Month        Day
                                            Please sign exactly as your name
                                            appears on your stock certificate
                                            and date. Where shares are held
                                            jointly, each stockholder should
                                            sign. When signing as executor,
                                            administrator, trustee, or
                                            guardian, please give full title
                                            as such. If a corporation, please
                                            sign in full corporate name by
                                            president or other authorized
                                            officer. If a partnership, please
                                            sign in partnership name by
                                            authorized person.

   THIS PROXY IS SOLICITED ON BEHALF OF NATIONAL DATA CORPORATION'S BOARD OF
                                   DIRECTORS
         AND MAY BE REVOKED BY THE STOCKHOLDER PRIOR TO ITS EXERCISE.
--------------------------------------------------------------------------------

               Please detach proxy at perforation before mailing.
DETACH CARD         YOU MAY VOTE BY TELEPHONE OR THE INTERNET.

   If you are voting by telephone or the internet, please do not mail your proxy.

--------------------------------------------------------------------------------
       Vote By Telephone         Vote By Internet           Vote By Mail
     Call Toll-Free using a   Access the Website and  Return your proxy in the
        Touch-Tone phone          cast your vote       postage-paid envelope
         1-800-250-9081       http://www.votefast.com        provided.
--------------------------------------------------------------------------------
                      Vote 24 hours a day, 7 days a week!

Your telephone or internet vote must be received by 5:00 p.m. eastern daylight time on October 25, 2000, to be counted in the final tabulation.

                        __________________
Your control number is
                        __________________

Vote By Telephone
Have your proxy card available when you call the Toll-Free number 1-800-250-9081 using a Touch-Tone phone. You will be prompted to enter your control number and then you can follow the simple prompts that will be presented to you to record your vote.

Vote By Internet
Have your proxy card available when you access the website http://www.votefast.com. You will be prompted to enter your control number and then you can follow the simple prompts that will be presented to you to record your vote.

Vote By Mail
Please mark, sign and date your proxy card and return it in the postage paid envelope provided or return it to: SunTrust Bank, Atlanta, P.O. Box 4625, Atlanta, GA 30302.

To Change Your Vote
Any subsequent vote by any means will change your prior vote. For example, if you voted by telephone, a subsequent internet vote will change your vote. The last vote received before 5:00 p.m. eastern daylight time, October 25, 2000, will be the one counted. You may also revoke your proxy by voting in person at the Annual Meeting.